GOLDEN MATRIX GROUP, INC. & XPLORATION, INC.
CANCELLATION AND RELEASE AGREEMENT

THIS CANCELLATION AND RELEASE AGREEMENT (“Agreement”), is entered into this 25th day of May 2016, by and between Golden Matrix Group, Inc. (formerly known as Source Gold Corp.), (“GMGI”, “Company”), and Xploration, Inc. (“Xploration”).

WHEREAS, GMGI currently owes Three Hundred Thousand Six Hundred Fifty One ($300,651) to Xploration pursuant to the Convertible Notes described below.  The Convertible Notes have conversion features and carry interest rates from 8% to 12% per year.

WHEREAS, on or around February 22, 2016, GMGI entered into an Asset Purchase Agreement and a subsequent change of management took place.

WHEREAS, the Company is in the early stages of restructuring, changing the direction of the business the Company is engaged in, and moving the Company forward in a positive manner.

WHEREAS, the Board of Directors of the Company feels it to be in the best interest of the Company and the Shareholders to reduce the outstanding debt of the Company incurred by the previous management.

WHEREAS, on May 25, 2016, Xploration agreed to cancel all of the Convertible Notes listed below and to release any remaining obligation the Company may have to Xploration pursuant to those Convertible Notes listed below.

THEREFORE, it is hereby agreed by both the Company, and Xploration, that the outstanding Notes totaling $300,651 owed to Xploration and pursuant to the Convertible Notes listed below, by the Company, shall be cancelled, and no further obligations of the Company, under the Notes listed below, are contemplated.

XPLORATION	#	Amount ($)	Origination Date	Interest Rate	($) Total Principal & Interest
Xploration	58	140,000	11/1/15	12.00%	154,637
Xploration	63	140,000	11/1/15	8.00%	146,014
TOTAL					300,651

FURTHER, it is agreed by both the Company and Xploration that Xploration shall release all future claims to subsequent conversions of the Notes listed above, the Company will have no further obligation to Xploration under those Convertible Notes and Xploration shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Notes.

The undersigned do hereby acknowledge receipt, review, understanding and agreement with this Cancellation and Release Agreement.

/s/Anthony Goodman                                  May 26, 2016
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Anthony Goodman, President                                                                                                       Date
Golden Matrix Group, Inc.

/s/Jon Fullenkamp                                         May 26, 2016
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Jon Fullenkamp, President                                                                                                              Date
Xploration, Inc.